Exhibit 99.1

Explanation of Responses:

(2) With respect to 238,095 of the RSUs, 79,365 of such RSUs shall be vested on each of December 31, 2016, December 31, 2017 and December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates, settlement shall occur upon the earlier of (i) the second anniversary of the applicable scheduled vesting date and (ii) the reporting person’s termination of employment for any reason (other than by the Issuer for cause) prior to the applicable scheduled vesting date, and one share of Common Stock shall be distributed to the reporting person with respect to each vested RSU within thirty (30) days following the applicable scheduled settlement date or on the sixtieth (60th) day following the date of the termination of the reporting person’s employment, as applicable.

With respect to 125,000 of the RSUs, 41,667 of such RSUs shall be vested on each of December 31, 2016 and December 31, 2017 and an additional 41,666 shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates, settlement of the RSUs shall occur upon the earlier of (i) the fourth anniversary of the applicable scheduled vesting date and (ii) the reporting person’s termination of employment for any reason (other than by the Issuer for cause prior to the applicable scheduled vesting date), and one share of Common Stock shall be distributed to the reporting person with respect to each vested RSU within thirty (30) days following the applicable scheduled settlement date or on the sixtieth (60th) day following the date of the termination of the reporting person’s employment, as applicable.

(3) 83,333 of the RSUs shall be vested on each of December 31, 2018 and 2019, and 83,334 of the RSUs shall be vested on December 31, 2020, subject to the reporting person’s continued employment on the applicable vesting dates and one share of Common Stock shall be distributed to the reporting person with respect to each vested RSU within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

(4) 10,000 of the RSUs shall be vested on each of December 31, 2016, 2017 and 2018, subject to the reporting person’s continued employment on the applicable vesting dates, and one share of Common Stock and one share of Common Stock shall be distributed to the reporting person with respect to each vested RSU during the thirty (30) day period following December 31, 2018 or, if earlier, the reporting person’s termination of employment for any reason.

(5) 62,091 RSUs shall be fully vested as of the grant date and will be distributed to the reporting person in three equal installments on each of the first three anniversaries of the grant date.

118,267 RSUs shall vest and be settled as follows: (a) 39,422 RSUs shall be vested as of the grant date and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date, and (b) 78,845 RSUs shall vest in two tranches of 39,422 and 39,423 shares, respectively, on each of March 31, 2016 and March 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates. The shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

90,179 RSUs shall vest and be settled as follows: (a) 19,711 RSUs shall be vested at grant and the shares subject to such RSUs will be distributed to the reporting person in three substantially equal installments on each of the first three anniversaries of the grant date, (b) 19,711 RSUs shall vest on March 31, 2016 and 19,712 RSUs shall vest on March 31, 2017, subject to the reporting person’s continued employment on such dates, and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date, (c) 10,348 RSUs shall be vested at grant and the shares subject to such RSUs will be distributed to the reporting person on the earlier of (x) within thirty (30) days after March 31, 2017 and (y) on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, and (d) 10,348 RSUs shall vest on March 31, 2016 and 10,349 RSUs shall vest on March 31, 2017, subject to the reporting person’s continued employment on such dates, and the shares subject to such RSUs will be distributed to the reporting person on the earlier of (i) within thirty (30) days after the second anniversary of the applicable vesting date and (ii) on the sixtieth (60th) day after the reporting person’s termination of employment for any reason.

90,179 shall vest and be settled as follows: (a) 10,348 RSUs shall be vested at grant and 10,348 RSUs shall vest on December 31, 2016, and 10,349 RSUs shall vest on December 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to the RSUs that are vested at grant will be distributed within thirty (30) days after December 31, 2022, the shares subject to the RSUs that vest on December 31, 2016 will be distributed within thirty (30) days after December 31, 2023 and the shares subject to the RSUs that vest on December 31, 2017 will be distributed within thirty (30) days after December 31, 2019; provided, however, that the shares subject to such RSUs shall be distributed to the reporting person on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, (b) 19,711 RSUs shall be vested at grant and 19,711 RSUs shall vest on December 31, 2016, and 19,712 RSUs shall vest on December 31, 2017, subject to the reporting person’s continued employment on the applicable vesting dates, and the shares subject to such RSUs that are vested at grant shall be distributed to the reporting person within thirty (30) days after December 31, 2015 and the shares subject to the RSUs vesting on December 31, 2016 and 2017 will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

90,179 RSUs shall vest and be settled as follows: (a) 10,348 RSUs shall vest on each of March 31, 2016 and 2017, and 10,349 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to the RSUs that vest on March 31, 2016 will be distributed to the reporting person within thirty (30) days after March 31, 2023, and the shares subject to the RSUs that vest on March 31, 2017 and March 31, 2018 will be distributed to the reporting person within thirty (30) days after the second anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, and (b) 19,711 RSUs shall vest on each of March 31, 2016 and 2017, and 19,712 RSUs shall vest on March 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following each applicable vesting date.

90,179 RSUs shall vest and be settled as follows: (a) 10,348 RSUs shall vest on each of December 31, 2016 and 2017, and 10,349 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days after the fourth anniversary of the applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier, and (b) 19,711 RSUs shall vest on each of December 31, 2016 and 2017, and 19,712 RSUs shall vest on December 31, 2018, subject to the reporting person’s continued employment on the applicable vesting dates and the shares subject to such RSUs will be distributed to the reporting person within thirty (30) days (or on the sixtieth (60th) day in connection with the acceleration of vesting upon a termination of employment) following the second anniversary of each applicable vesting date, provided, however, that in each case, such shares will be distributed on the sixtieth (60th) day after the reporting person’s termination of employment for any reason, if earlier.

In the event of certain terminations of employment, the reporting person may be entitled to partial or full accelerated vesting of the outstanding RSUs.